UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

(Amendment No. 1)

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

B&G Foods, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	13-3918742
(State of incorporation or organization)	(IRS Employer Identification No.)

Four Gatehall Drive, Suite 110, Parsipanny, New Jersey	07054
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Enhanced Income Securities, each representing one share of Class A Common Stock and $7.15 principal amount of 12% Senior Subordinated Notes due 2016	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

On October 4, 2004 B&G Foods, Inc. (f/k/a B&G Foods Holding Corp.) (the “Company”) filed a registration statement on Form 8-A with the Securities and Exchange Commission to register its Enhanced Income Securities (the “EISs”) under Section 12(b) of the Exchange Act.  That registration statement named the exchange on which the EISs were to be registered as the “American Stock Exchange.”  The Company is filing this Amendment No. 1 to the registration statement on Form 8-A to amend the designation of the exchange on which the EISs are to be traded to the “New York Stock Exchange.”  The EISs have traded on the American Stock Exchange since October 8, 2004.  Beginning on or about June 18, 2007, the EISs will trade on the New York Stock Exchange under the ticker symbol “BGF.”

Item 1. Description of Registrant’s Securities to be Registered

For a description of the EISs, and the shares of Class A Common Stock and 12% Senior Subordinated Notes due 2016 represented thereby and the related subsidiary guarantees of the 12% Senior Subordinated Notes due 2016, reference is made to the information set forth under the headings (i) “Description of Enhanced Income Securities (EISs),” and “Description of Capital Stock” contained in the Company’s Prospectus Supplement (to Prospectus dated February 2, 2007), dated May 22, 2007 included as part of the Company’s registration statements on Form S-3 (Registration Nos. 333-139206 and 333-143170) initially filed with the Securities and Exchange Commission on February 2, 2007 and May 22, 2007, respectively, and (ii) “Description of Senior Subordinated Notes” contained in the Company’s registration statement on Form S-1 (Registration No. 333-112680) initially filed with the Securities and Exchange Commission on February 11, 2004, each as subsequently amended by any amendments to such registration statements and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such registration statements, which information is incorporated herein by reference.

Item 2. Exhibits

The following exhibits are included as part of this registration statement

1.                                      Amended and Restated Certificate of Incorporation of B&G Foods, Inc. (Filed as Exhibit 3.1 to B&G Foods’ Current Report on Form 8-K filed on October 20, 2004, and incorporated by reference herein).

2.                                       Amended and Restated Bylaws of B&G Foods, Inc. (Filed as Exhibit 3.1 to B&G Foods’ Current Report on Form 8-K filed on May 25, 2007, and incorporated by reference herein).

3.                                       Indenture, dated as of October 14, 2004, between B&G Foods, Inc. (f/k/a B&G Foods Holdings Corp.), BGH Holdings, Inc., Bloch & Guggenheimer, Inc., Heritage Acquisition Corp., Maple Grove Farms of Vermont, Inc., Ortega Holdings Inc., Polaner, Inc., William Underwood Company and The Bank of New York, as trustee, relating to the 12% Senior Subordinated Notes due 2016. (Filed as Exhibit 4.1 to B&G Foods’ Current Report on Form 8-K filed on October 20, 2004, and incorporated by reference herein).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

B&G FOODS, INC.

	By:	/s/ Robert C. Cantwell
Robert C. Cantwell
Executive Vice President of Finance
and Chief Financial Officer

Date: June 15, 2007